April 14, 1997

Mr. William L. Miller
President
Kids Stuff, Inc.
7245 Whipple Avenue, N.W.
North Canton, Ohio 44720

                 RE: BRIDGE LOAN

Dear Mr. Miller:

     This letter summarizes the amendment to our agreement dated October 16, 1996, (the "Agreement") as follows:

     Upon the execution of this letter, the undersigned hereby amends the Agreement to surrender the right to convert the Class B Note into the Company's Class A Warrants.

     Please acknowledge your consent to the foregoing terms by countersigning the enclosed duplicate copy of this letter and returning it to us together with the Notes.


                                        Very truly yours,

                                        M & M Specialties, Inc.

                                        By:_____________________________




AGREED TO AND ACKNOWLEDGED:
KIDS STUFF, INC.

By: ____________________________
    William L. Miller, President